UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) February 15, 2011

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Flushing Financial Corporation  (the “Company”),  the parent holding company for Flushing Savings Bank, FSB, today announced that, David W. Fry, the Company’s Executive Vice President and Chief Financial Officer, will be attending the Sterne Agee Financial Institutions Investor Conference on February 17 and 18, 2011.  Attached as Exhibits 99.1 is the Company’s press release dated February 15, 2011.  “Flushing Financial Corporation to participate in The Sterne Agee Financial Institutions Investor Conference “

Item 8.01 Other Events

Flushing Financial Corporation (the “Company”), the parent holding company for Flushing Savings Bank, FSB, today announced that the Board of Directors declared a quarterly dividend on its common stock of $0.13 per common share, payable on March 30, 2011 to shareholders of record at the close of business on March 9, 2011.  Attached as Exhibits 99.2 is the Company’s press release dated February 15, 2011.  “Flushing Financial Corporation Declares Quarterly Dividend of $0.13 per share”

Flushing Financial Corporation (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced that John E. Roe, Sr. has been elected Chairman of the Board of Directors of the Company and the Bank, effective February 16, 2011.  Attached as Exhibits 99.3 is the Company’s press release dated February 16, 2011.  “John E. Roe, Sr. Elected Chairman of the Board of Flushing Financial Corporation”

Item 9.01(d). Exhibits

99.1 Press release of Flushing Financial Corporation, dated February 15, 2011. “Flushing Financial Corporation to participate in The Sterne Agee Financial Institutions Investor Conference “

99.2. Press release of Flushing Financial Corporation, dated February 15, 2011. “Flushing Financial Corporation Declares Quarterly Dividend of $0.13 per share”

99.3 Press release of Flushing Financial Corporation, dated February 16, 2011. “John E. Roe, Sr. Elected Chairman of the Board of Flushing Financial Corporation”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: February 16, 2011	By:	/s/ David W. Fry
David W. Fry
	Title:	Executive Vice President
and Chief Financial Officer